UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	333-127405	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900 or (213) 683-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2007, CBRERT Coventry, Limited, an indirect subsidiary of CB Richard Ellis Realty Trust (the “Company”), entered into a definitive purchase agreement with Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), an unrelated third party, to acquire, subject to customary closing conditions, 602 Central Boulevard located in Coventry, England, United Kingdom. The Company is filing this Form 8-K in reference to this agreement pursuant to the rules prescribed by Form 8-K. The contract purchase price for 602 Central Boulevard is £11,200,000 ($21,840,000 assuming an exchange rate of $1.95/£1.00) exclusive of transaction costs, financing fees and working capital reserves. The Company anticipates that the acquisition will be funded from the proceeds of its initial public offering and mortgage financings that the Company intends to obtain in connection with the acquisition. The property consists of a three-story office building and a surface parking lot completed in 2002. The office building is 100% leased to Capita Business Systems, part of the Capita Group, the UK’s largest business process outsourcing firm. While the Company anticipates this acquisition will close during the second quarter of 2007, this agreement is subject to a number of contingencies and there can be no assurances that this acquisition will transpire. A copy of the purchase agreement is attached to this Form 8-K and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Agreement, dated March 28, 2007, between Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited) and CBRERT Coventry, Limited relating to the sale and purchase of Plot 12, 602 Central Boulevard, ProLogis Park, Coventry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

March 29, 2007	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer

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